Exhibit 99.1

FOR IMMEDIATE RELEASE

THURSDAY, NOVEMBER 8, 2012

CARE INVESTMENT TRUST INC. ANNOUNCES

THIRD QUARTER 2012 RESULTS

2012 Third Quarter Highlights

•	Announced FFO and AFFO per common share, basic and diluted, for the third quarter of 2012 of $0.09 and $0.07, respectively

•	Declared cash dividend of $0.135 per common share

•	Ended third quarter 2012 with cash and cash equivalents of approximately $46.6 million

NEW YORK – November 8, 2012 – Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment company that invests in healthcare-related real estate, today reported financial results for its third quarter ended September 30, 2012, and announced that it has declared a quarterly cash dividend of $0.135 per common share for the quarter.

The Company reported a net loss of approximately $0.1 million, or $0.01 per basic and diluted common share for the three months ended September 30, 2012. Net loss was impacted by a non-cash depreciation charge from the Company’s real estate investments of approximately $1.0 million, or $0.10 per basic and diluted common share.

Funds From Operations (FFO) for the third quarter of 2012 was approximately $0.9 million, or $0.09 per basic and diluted common share. Adjusted Funds From Operations (AFFO) amounted to approximately $0.7 million, or $0.07 per basic and diluted common share. FFO is computed by adding back to net income (loss) the depreciation and amortization of real estate related to Care’s investment in the properties purchased from affiliates of Bickford Senior Living Group, L.L.C. (“Bickford”) and Greenfield Senior Living, Inc. (“Greenfield”). AFFO for the three months ended September 30, 2012 reflects additional adjustments for other non-cash and related income and expense items including amortization of above-market leases, amortization of deferred financing costs, stock-based compensation and straight-lining of lease revenue. These adjustments are detailed in the attached reconciliation of Non-GAAP Financial Measures.

Portfolio Activity

Wholly-owned and Partially-owned Real Estate

Wholly-owned real estate totaled approximately $119.7 million at September 30, 2012, consisting of investments in 17 assisted living, independent living and memory care facilities acquired in the Bickford and Greenfield transactions, all of which are triple-net leased. In addition, Care had real estate investments in partially-owned entities of approximately $2.5 million as of September 30, 2012, through its joint venture interest in one independent / assisted living facility with Senior Management Concepts, LLC (“SMC”).

Loan Portfolio

The carrying value of Care’s loan investment was approximately $5.5 million as of September 30, 2012. The weighted average spread on the loan investment, which is floating-rate, was 6.00% over the 30-day London Interbank Offered Rate (“Libor”) and had an effective interest rate of 7.20% as of September 30, 2012. The loan investment is part of a syndicated loan, in which the Company has an approximately one-third interest, and is secured by skilled nursing facilities, as well as collateral relating to assisted living facilities and a multifamily property.

Operating Activities

Care generated total revenue of approximately $4.0 million during the 2012 third quarter which consisted primarily of rental revenue of approximately $3.4 million and interest income from investments in loans of approximately $0.2 million. The Company also recognized approximately $0.4 million of reimbursable income on its Bickford and Greenfield properties during the three months ended September 30, 2012. Reimbursable income includes real estate taxes and certain other escrows that Care collects on behalf of its Bickford and Greenfield properties which are used to pay such expense as they come due.

The Company incurred approximately $2.6 million in operating expenses during the three months ended September 30, 2012, which included approximately $0.1 million in base services fees payable to its advisor TREIT Management LLC and approximately $1.1 million in marketing, general and administrative expenses. General and administrative expenses include fees for professional services, including audit, legal, investor relations and directors & officers insurance; general overhead costs for the Company; employee salaries and benefits; fees paid to its directors; rent for its corporate offices and transaction costs. Care also incurred approximately $1.0 million of depreciation and amortization expense relating to its investment in the Bickford and Greenfield properties. For the three months ended September 30, 2012, the Company also recognized $0.4 million in reimbursable property expenses, which include real estate taxes and other escrows that the Company collects and disburses on behalf of its tenants in its owned properties.

Care recognized income from investments in partially-owned entities of approximately $0.1 million for the three months ended September 30, 2012 which consisted of its equity income from the Company’s SMC joint venture.

Interest expense totaled approximately $1.6 million for the three months ended September 30, 2012, which related primarily to the mortgage debt incurred to finance the acquisition of the Bickford and Greenfield properties. The effective interest rates for the third quarter of 2012 on these mortgage debt borrowings were 6.88% and 4.76%, respectively.

Liquidity and Funding

At September 30, 2012, Care had approximately $46.6 million in cash and cash equivalents.

Quarterly Dividend

On November 7, 2012, the Company’s Board of Directors declared a quarterly cash dividend of $0.135 per common share for the quarter ended on September 30, 2012 payable on December 5, 2012 to stockholders of record as of November 21, 2012.

About Care Investment Trust

Care Investment Trust Inc. is a real estate investment company that invests in healthcare-related real estate.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Such risks are set forth under the captions “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (or similar captions) in Care’s most recent Annual Report on Form 10-K and 10-K/A and its quarterly reports on Form 10-Q, and as described in the Company’s other filings with the Securities and Exchange Commission. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K and 10-K/A, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this press release. We cannot guarantee the accuracy of any such forward-looking statements contained in this press release, and Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Funds from Operations and Adjusted Funds from Operations

Funds From Operations, or FFO, which is a non-GAAP financial measure, is a widely recognized measure of REIT performance. The Company computes FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently.

The revised White Paper on FFO, approved by the Board of Governors of NAREIT in April 2002, defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect funds from operations on the same basis.

Adjusted Funds from Operations

Adjusted Funds From Operations, or AFFO, is a non-GAAP financial measure. The Company calculates AFFO as net income (loss) (computed in accordance with GAAP), excluding gains (losses) from debt restructuring and gains (losses) from sales of property, the effects of straight lining lease revenue, the expenses associated with depreciation and amortization on real estate assets, certain expenses associated with real estate acquisitions, non-cash equity compensation expenses, amortization of deferred financing costs and excess cash distributions from the Company’s equity method investments and one-time events pursuant to changes in GAAP and other non-cash charges. Proportionate adjustments for unconsolidated partnerships and joint ventures will also be taken when calculating the Company’s AFFO.

The Company believes that FFO and AFFO provide additional measures of its core operating performance by eliminating the impact of certain noncash and capitalized expenses and facilitating a comparison of its financial results to those of other comparable REITs with fewer or no non-cash charges and comparison of the Company’s own operating results from period to period. The Company uses FFO and AFFO in this way and also uses AFFO as one performance metric in its executive compensation program as well as a variation of AFFO in calculating the Incentive Fee payable to its advisor, TREIT (as adjusted pursuant to the Services Agreement). Additionally, the Company believes that its investors also use FFO and AFFO to evaluate and compare the performance of the Company and its peers, and as such, the Company believes that the disclosure of FFO and AFFO is useful to (and expected by) its investors.

However, the Company cautions that neither FFO nor AFFO represent cash generated from operating activities in accordance with GAAP and they should not be considered as an alternative to net income (determined in accordance with GAAP), or an indication of the Company’s cash flow from operating activities (determined in accordance with GAAP), as a measure of its liquidity, or an indication of funds available to fund the Company’s cash needs, including its ability to make cash distributions. In addition, the Company’s methodology for calculating FFO and/or AFFO may differ from the methodologies employed by other REITs to calculate the same or similar supplemental performance measures, and accordingly, the Company’s reported FFO and/or AFFO may not be comparable to the FFO and AFFO reported by other REITs.

For more information on the Company, please visit the Company’s website at www.carereit.com

-Financial Tables to Follow-

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST:

Salvatore V. (Torey) Riso Jr.

President & Chief Executive Officer

(212) 446-1414

triso@carereit.com

Care Investment Trust Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands — except share and per share data)

	September 30, 2012	December 31, 2011
	(Unaudited)
Assets:
Real estate:
Land	$10,620	$10,620
Buildings and improvements	116,222	116,222
Less: accumulated depreciation and amortization	(7,139)	(4,540)

Total real estate, net	119,703	122,302
Cash and cash equivalents	46,648	52,306
Investment in loans	5,537	5,766
Investments in partially-owned entities	2,491	2,491
Identified intangible assets — leases in place, net	6,466	6,939
Other assets	6,903	4,412

Total Assets	$187,748	$194,216

Liabilities and Stockholders’ Equity
Liabilities:
Mortgage notes payable	$95,567	$96,079
Accounts payable and accrued expenses	1,689	2,170
Accrued expenses payable to related party	83	1,794
Other liabilities	609	593

Total Liabilities	97,948	100,636

Commitments and Contingencies
Stockholders’ Equity
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	—	—
Common stock: $0.001 par value, 250,000,000 shares authorized 10,217,695 and 10,171,550 shares issued and outstanding, respectively	11	11
Additional paid-in capital	84,046	83,615
Retained earnings	5,743	9,954

Total Stockholders’ Equity	89,800	93,580

Total Liabilities and Stockholders’ Equity	$187,748	$194,216

Care Investment Trust Inc. and Subsidiaries

Condensed Consolidated Statement of Operations (Unaudited)

(dollars in thousands — except share and per share data)

	Three Months Ended September 30, 2012	Three Months Ended September 30, 2011	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011
Revenue
Rental income	$3,442	$3,012	$10,327	$8,935
Reimbursable income	375	359	1,080	988
Income from investments in loans	182	146	545	589

Total Revenue	3,999	3,517	11,952	10,512

Expenses
Base services fees to related party	118	100	363	303
Incentive fee to related party	—	237	—	718
Marketing, general and administrative (including stock-based compensation of $53, $11, $158 and $56, respectively)	1,148	1,042	3,219	2,747
Reimbursed property expenses	363	325	1,073	958
Depreciation and amortization	992	883	2,968	2,620

Operating Expenses	2,621	2,587	7,623	7,346

Other (Income) Expense
Income from investments in partially-owned entities, net	(81)	(1,009)	(243)	(1,779)
Unrealized loss on derivative instruments	—	—	—	255
Realized gain on derivative instruments, net	—	—	(86)	—
Impairment of investments	—	—	—	77
Interest income	(18)	(7)	(58)	(15)
Interest expense including amortization of deferred financing costs	1,565	1,411	4,750	4,139

Net income (loss)	$(88)	$535	$(34)	$489

Net income (loss) allocated to common stockholders per share of common stock
Net income (loss), basic	$(0.01)	$0.05	$(0.01)	$0.05

Net income (loss), diluted	$(0.01)	$0.05	$(0.01)	$0.05

Weighted average common shares outstanding, basic	10,217,648	10,159,098	10,206,020	10,149,763

Weighted average common shares outstanding, diluted	10,217,648	10,187,605	10,206,020	10,160,202

Dividends declared per common share	$0.135	$0.135	$0.405	$0.270

Care Investment Trust Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

(dollars in thousands — except share and per share data)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Net income (loss)	$(88)	$535	$(34)	$489
Depreciation and amortization on owned properties	975	869	2,918	2,577
Depreciation and amortization from partially-owned entities	—	—	—	2,601

FFO	$887	$1,404	$2,884	5,667
Stock-based compensation	53	11	158	56
Amortization of above-market leases	52	52	155	155
Amortization of deferred financing costs	13	—	147	—
Transaction costs	—	228	233	228
Other non-cash	—	—	79	—
Stock issued to related parties	—	35	—	96
Straight-line effect of lease revenue	(323)	(331)	(1,122)	(1,520)
Excess cash distributions from the Company’s equity method investments	—	—	—	1
Change in the obligation to issue OP Units	—	—	—	255

AFFO	$682	$1,399	$2,534	$4,938

FFO per common share, basic	$0.09	$0.14	$0.25	$0.56

FFO per common share, diluted	$0.09	$0.14	$0.25	$0.56

AFFO per common share, basic	$0.07	$0.14	$0.29	$0.49

AFFO per common share, diluted	$0.07	$0.14	$0.29	$0.49

Weighted average number of shares outstanding, basic (3)
FFO	10,217,648	10,159,098	10,206,020	10,149,763

AFFO	10,217,648	10,159,098	10,206,020	10,149,763

Weighted average number of shares outstanding, diluted: (1) (2) (3)
FFO	10,237,512	10,187,605	10,235,861	10,160,202

AFFO	10,237,512	10,187,605	10,235,861	10,160,202

(1)	The diluted FFO and AFFO per common share calculations exclude the dilutive effect of the 2008 Warrant convertible into 652,500 common shares for the three and nine month periods ended September 30, 2012 and 2011, respectively, because the exercise price was more than the average market price for each of those periods. The diluted FFO and AFFO per common share calculations include the dilutive effect of the Warrant issued pursuant to the Omnibus Agreement because the average market price was more than the exercise price convertible into 300,000 common shares for the three month period ended September 30, 2011.
(2)	The diluted FFO and AFFO per common share calculations include the dilutive effect of 69,384 remaining unvested restricted stock units for the three and nine month periods ended September 30, 2012, respectively, which were granted to certain officers and employees on December 30, 2011.
(3)	For 2011, does not include original operating partnership units issued to Cambridge that were held in escrow and were reduced and restructured in conjunction with the Omnibus Agreement.